EXHIBIT 1

JOINT FILING AGREEMENT
PURSUANT TO RULE 13D-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G (Amendment No. 2) is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G (Amendment No. 2) shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Dated as of February 8, 2022

Passos Participações S.A.
By:	/s/ Pedro Luiz Barreiros Passos
Name: Pedro Luiz Barreiros Passos
Title: Managing Director

Antonio Luiz da Cunha Seabra
By:	/s/ Antonio Luiz da Cunha Seabra
Name: Antonio Luiz da Cunha Seabra

Lucia Helena Rios Seabra
By:	/s/ Lucia Helena Rios Seabra
Name: Lucia Helena Rios Seabra

Guilherme Peirão Leal
By:	/s/ Guilherme Peirão Leal
Name: Guilherme Peirão Leal

Pedro Luiz Barreiros Passos
By:	/s/ Pedro Luiz Barreiros Passos
Name: Pedro Luiz Barreiros Passos

Felipe Pedroso Leal
By:	/s/ Felipe Pedroso Leal
Name: Felipe Pedroso Leal

Ricardo Pedroso Leal
By:	/s/ Ricardo Pedroso Leal
Name: Ricardo Pedroso Leal

Norma Regina Pinotti
By:	/s/ Norma Regina Pinotti
Name: Norma Regina Pinotti

Vinicius Pinotti
By:	/s/ Vinicius Pinotti
Name: Vinicius Pinotti

Fabricius Pinotti
By:	/s/ Fabricius Pinotti
Name: Fabricius Pinotti

Maria Heli Dalla Colleta de Mattos
By:	/s/ Maria Heli Dalla Colleta de Mattos
Name: Maria Heli Dalla Colleta de Mattos

Gustavo Dalla Colleta de Mattos
By:	/s/ Gustavo Dalla Colleta de Mattos
Name: Gustavo Dalla Colleta de Mattos

Fabio Dalla Colleta de Mattos
By:	/s/ Fabio Dalla Colleta de Mattos
Name: Fabio Dalla Colleta de Mattos

Fundo de Investimento de Ações Veredas—Investimento no Exterior
By:	/s/ Guilherme Ruggiero Passos
Name: Guilherme Ruggiero Passos
Title: Director to SPN Gestão — Fund’s IM

Kairós Fundo de Investimento em Ações—Investimento no Exterior

By:	Pragma Gestão de Patrimônio Ltda.

By:	/s/ Aloísio Pereira Camargo
Name: Aloísio Pereira Camargo
Title: Officer
By:	/s/ Alexandre Quintas da Rocha Braga
Name: Alexandre Quintas da Rocha Braga
Title: Officer

RM Futura Multimercado Fundo de Investimento Crédito Privado Investimento no Exterior
By:	Pragma Gestão de Patrimônio Ltda.

By:	/s/ Aloísio Pereira Camargo
Name: Aloísio Pereira Camargo
Title: Officer
By:	/s/ Alexandre Quintas da Rocha Braga
Name: Alexandre Quintas da Rocha Braga
Title: Officer

Sirius III Multimercado Fundo de Investimento Crédito Privado Investimento no Exterior

By:	Pragma Gestão de Patrimônio Ltda.

By:	/s/ Aloísio Pereira Camargo
Name: Aloísio Pereira Camargo
Title: Officer
By:	/s/ Alexandre Quintas da Rocha Braga
Name: Alexandre Quintas da Rocha Braga
Title: Officer